CONSENT OF INDEPENDENT AUDITORS



We consent to the inclusion in Pre-Effective Amendment No. 2 to the Registration Statement of North American Senior Floating Rate Fund, Inc. of our report dated August 5, 1998 relating to North American Senior Floating Rate Fund, Inc., which is included in the Statement of Additional Information, which is part of such Registration Statement.

We also consent to the reference to our Firm under the heading "Auditors and Financial Statements" caption in the Statement of Additional Information of the Registration Statement.


                                        DELOITTE & TOUCHE LLP

August 5, 1998
Boston, Massachusetts